UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

 Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACTOF 1934

April 28, 2014
Date of Report (Date of earliest event reported)

The Boeing Company
(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside Plaza, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Boeing Company (the "Company") held its Annual Meeting of Shareholders on April 28, 2014. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.
1. Election of Directors:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
David L. Calhoun	524,553,397	10,365,421	3,466,501	106,758,991
Arthur D. Collins, Jr.	523,292,373	11,486,679	3,606,267	106,758,991
Linda Z. Cook	522,433,943	12,405,504	3,545,872	106,758,991
Kenneth M. Duberstein	517,423,984	17,391,977	3,569,358	106,758,991
Edmund P. Giambastiani, Jr.	525,146,992	9,858,148	3,380,179	106,758,991
Lawrence W. Kellner	526,024,107	8,780,469	3,580,743	106,758,991
Edward M. Liddy	519,683,806	15,071,306	3,630,207	106,758,991
W. James McNerney, Jr.	510,304,649	22,802,865	5,277,805	106,758,991
Susan C. Schwab	525,837,302	9,036,083	3,511,934	106,758,991
Ronald A. Williams	518,974,894	15,793,301	3,617,124	106,758,991
Mike S. Zafirovski	523,134,245	11,692,664	3,558,410	106,758,991
2. Approve, on an Advisory Basis, Named Executive Officer Compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
501,563,597	30,505,001	6,316,721	106,758,991
3. Approve the Amendment and Restatement of The Boeing Company 2003 Incentive Stock Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
507,696,497	25,134,756	5,554,066	106,758,991
4. Ratify the Appointment of Deloitte & Touche LLP as Independent Auditor for 2014:

FOR	AGAINST	ABSTAIN
630,057,119	10,915,302	4,171,889
5. Shareholder Proposal - Report to Disclose Lobbying:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
105,772,204	355,970,356	76,639,759	106,758,991
6. Shareholder Proposal - Right to Act by Written Consent:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
175,579,600	355,953,314	6,852,405	106,758,991
7. Shareholder Proposal - Independent Board Chairman:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
172,764,218	360,217,518	5,403,583	106,758,991

Item 8.01. Other Events.
The following updates and supersedes the description of common stock contained in the Company's Current Report on Form 8-K dated June 26, 2006, including any amendments or reports filed prior to the date hereof for the purpose of updating such description. The following summary is not complete and is qualified by reference to the Company's Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated By-Laws (the "By-Laws"), as previously filed with the Securities and Exchange Commission on May 5, 2006 and December 19, 2013, respectively. This information is being filed in order that it may be incorporated by reference into an upcoming Registration Statement on Form S-8 related to the Amendment and Restatement of The Boeing Company 2003 Incentive Stock Plan approved by shareholders on April 28, 2014.
Description of Capital Stock
The total number of shares of capital stock authorized by the Charter is 1,220,000,000, consisting of 1,200,000,000 shares of common stock and 20,000,000 shares of preferred stock. Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of legally available funds, and are entitled to share pro rata in any distributions to shareholders, subject to the preferences of any preferred stock which may be issued and to restrictions contained in agreements to which the Company is a party. No preemptive, conversion or redemption rights or sinking funds provisions are applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. All holders of the common stock are entitled to one vote per share on all matters to be voted on by Boeing shareholders, including the election of directors. Shareholders do not have cumulative voting rights in election of directors. The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at a shareholders’ meeting is required for shareholder action, except for (1) the election of directors, in which case a nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (except in the case of a contested election in which case the candidates receiving the greatest number of votes are elected as directors) and (2) amendments to the provisions in the By-Laws related to compensation and removal of officers, which require the approval of a majority of the outstanding shares entitled to vote for the election of directors.
The Charter authorizes the Board of Directors, without any further approval, to (1) divide the preferred stock into series, (2) designate each such series, (3) fix and determine dividend rights, (4) determine the price, terms and conditions on which shares of preferred stock may be redeemed, (5) determine the amount payable to holders of preferred stock in the event of voluntary or involuntary liquidation, (6) determine any sinking fund provisions, and (7) establish any voting, preemption or conversion privileges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY
By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Assistant General Counsel and Corporate Secretary
Dated: April 30, 2014